CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 of this Registration Statement of First Bancorp of Indiana, Inc. on Form S-4 of our report dated November 15, 2005, on our audits of the consolidated financial statements of Home Building Bancorp, Inc. as of September 30, 2005 and 2004, and for the years then ended, and to the reference to us under the heading “Experts” in the prospectus.

Crowe Chizek and Company LLC
Indianapolis, Indiana	/s/ Crowe Chizek and Company LLC
August 1, 2006